UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gulfstream International Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3973956
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
3201 Griffin Road, 4th Floor Fort Lauderdale, Florida	33312
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:                 333-144363

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01 per share	The American Stock Exchange, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.     Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of Gulfstream International Group, Inc., a Delaware corporation (the “Registrant”), set forth under the caption “Description of Capital Stock” in the Prospectus initially filed by the Registrant with the Securities and Exchange Commission on July 5, 2007, as part of the Registration Statement on Form S-1 (No. 333-144363), as amended from time to time (the “Form S-1”), is incorporated by reference in answer to this Item. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.     Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The American Stock Exchange, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: December 11, 2007	By:	/s/ Robert M. Brown
Name: Robert M. Brown
Title: Chief Financial Officer